Exhibit 99.1

News Release

For Immediate Release:

June 13, 2008

International Barrier Technology Realizes 25% Sales Revenue Growth Year-to-Year for May 2008:  Monthly Sales Volumes Shipped are Highest Since October 2006.

Watkins, MN; Vancouver, BC June 13, 2008 - International Barrier Technology Inc. (“Barrier”) (IBTGF: OTCBB; IBH: TSXV), a manufacturer of proprietary fire resistant building materials, is pleased to report double digit growth in overall sales revenue and sales volume for the month of May 2008.  Overall monthly sales revenue increased 25% to $580,579 from $465,169 in May of 2008.  Of that total, Multifamily Residential Roof Deck revenues increased substantially to $118,971 from $21,479; while Commercial Modular revenues decreased slightly from $236,621 to $201,647.  Sales revenues year-to-date, July 1, 2007 – May 31, 2008, are $4,447,961 as compared to $5,665,649 year-to-date in 2007.

Shipments of Blazeguard products into the building industry for the month of May 2008 grew 17% over May 2007 (874,400 sq. ft. vs. 744,400 sq. ft.)  Of the total, 591,000 sq. ft. was shipped into the Commercial Modular market, and 283,400 sq. ft. went into the Multi-family Residential Roof Deck market.  Year-to-date sales are 6,763,100 sq. ft., in comparison to 8,113,800 sq. ft. during the same period last year.

“While the building industry remains impacted by the current economic conditions, Barrier is optimistic with the results from the first five months of calendar year 2008,” states Dr. Michael Huddy, President and CEO.  “Sales revenue from January 2008 through May 2008 is $126,704 higher over the same period last year ($2,163,292 vs. $2,036,589).  Sales volumes of shipments have increased 154,400 sq. ft. from 3,170,200 sq. ft. to 3,324,600 sq. ft.  Our Multi-family Residential Roof Deck business has been steadily growing in most regions:  the South, Mid-Atlantic, and Midwest.  In addition, the Commercial Modular market has remained consistent and we are looking for additional growth in that business over the next six months.”

About International Barrier Technology Inc.
International Barrier Technology Inc. (OTCBB: IBTGF; TSXV: IBH) develops, manufactures, and markets proprietary fire resistant building materials branded as Blazeguard®. Barrier's award-winning Blazeguard® wood panels use a patented, non-toxic, non-combustible coating with an extraordinary capability: it releases water in the heat of fire. The panels exceed "model" building code requirements in every targeted fire test and application, and are unique in combining properties that increase panel strength and minimize environmental and human impact. Blazeguard® provides Barrier's customers a premium material choice meeting an increasingly challenging combination of requirements in residential and commercial building construction. Blazeguard® customers include many of the top multifamily homebuilders, and commercial modular building manufacturers in the United States.

International Barrier Technology Inc.

510 4th St N • P.O. Box 379 • Watkins, MN  55389  USA
Tel: 866-735-3519  •  Email: mmcelwee@intlbarrier.com

INTERNATIONAL BARRIER TECHNOLOGY INC.

_______________________

Michael D. Huddy

President, Director

THE TSX VENTURE EXCHANGE HAS NOT REVIEWED AND DOES NOT ACCEPT RESPONSIBILITY FOR THE ADEQUACY OR ACCURACY OF THE CONTENT OF THIS PRESS RELEASE.

Melissa McElwee, Investor Relations Manager

International Barrier Technology
(866) 735-3519

mmcelwee@intlbarrier.com

For more information please visit:
www.intlbarrier.com

Forward-Looking Information: The statements in this news release contain forward-looking information within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve certain risks, assumptions and uncertainties, including but not limited to the ability to generate and secure product sales. In each case actual results may differ materially from such forward-looking statements. The company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results (expressed or modified) will not be realized.

International Barrier Technology Inc.

510 4th St N • P.O. Box 379 • Watkins, MN  55389  USA
Tel: 866-735-3519  •  Email: mmcelwee@intlbarrier.com